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               [LETTERHEAD OF BUCHALTER, NEMER, FIELDS & YOUNGER]

                                October 1, 1997

Faroudja, Inc.
750 Palomar Avenue
Sunnyvale, California 94086

                  Re:    Faroudja, Inc. Registration Statement
                        on Form S-1 (Registration No. 33-32375)

Gentlemen:

    We have acted as counsel to Faroudja, Inc., a Delaware corporation (the "Company"), in connection with the registration of 3,000,000 shares of common stock, $.001 par value per share (the "Shares") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), pursuant to a registration statement on Form S-1 (No. 33-32375) (the "Registration Statement"). The Shares are registered on behalf of the Company and the selling stockholder named in the Registration Statement ("Selling Stockholder").

    This opinion is being delivered in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the 1933 Act.

    In our capacity as counsel to the Company, we have reviewed such documents and made such inquiries as we have reasonably deemed necessary to enable us to render the opinion expressed below. In all such reviews we have made certain customary assumptions such as the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the lack of any undisclosed modifications, waivers, or amendments to any documents reviewed by us and the conformity to authentic original documents of all documents submitted to us as conformed or photostatic copies. For purposes of rendering this opinion, we have investigated such questions of law as we have deemed necessary.

    On the basis of the foregoing, and in reliance thereon and subject to the assumptions, qualifications, exceptions and limitations expressed herein, we are of the opinion that the Shares are duly authorized, legally issued, fully paid and non-assessable.

    This opinion is limited to the present laws of the State of California and of the United States of America, and the corporate laws of the State of Delaware.
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Froudja, Inc.
October 1, 1997
Page 2

    This opinion is solely for your information in connection with the offer and sale of the Shares by the Company and the Selling Stockholder, and is not, without the prior written consent of this firm, to be quoted in full or in part or otherwise referred to in any documents other than the reference to this firm in the Prospectus which is part of the Registration Statement under the caption "Legal Matters," nor to be filed with any governmental agency or other persons, other than with the Commission and various state securities administrators in connection with the qualification of the Shares, to which reference and filings we hereby consent.

                                          Very truly yours,
                                          /s/ Buchalter, Nemer, Fields &
                                          Younger,
                                            a Professional Corporation